WORKING CAPITAL LINE OF CREDIT
PROMISSORY NOTE

This Working Capital Line of Credit Promissory Note (this “Promissory Note”) is entered into this __th day of September 2008, between _____________ (“Lender”) and Remote Dynamics, Inc. a Delaware corporation (“RDI”).

A loan shall be provided by Lender for the purpose of funding RDI’s working capital requirements. For Value Received, as specified in the attached Addendum(s), RDI promises to pay to the order of Lender, the principal amount as specified in the Addendum(s) with interest at an annual rate of 10%. Interest will be due and payable at the same time as principal amounts are due and payable pursuant to the following paragraph.

This Promissory Note shall be payable upon demand made by Lender to RDI.

This Promissory Note may be prepaid by RDI in whole or in part at any time without penalty. This note is not assumable without the written consent of Lender, which consent shall not be unreasonably withheld.

In the event of a default, the RDI shall be responsible for the costs of collection, including, in the event of a lawsuit to collect on this note, Lender's reasonable attorney fees as determined by a court hearing the lawsuit.

This Promissory Note is unsecured.

IN WITNESS WHEREOF, the parties have entered into this Promissory Note as of the dates shown below.

Accepted:	Accepted:

Remote Dynamics, Inc.	Lender

____________________	______________________
Gary Hallgren	XXXX
CEO

Date: ___________________	Date: ___________________

ADDENDUM TO
WORKING CAPITAL LINE OF CREDIT
PROMISSORY NOTE

Date of Advance (Payment)	Amount of Advance (Payment)